UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Ocean Power Technologies, Inc.

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28 Engelhard Drive, Suite B

Monroe Township, NJ 08831

Tel: 609-730-0400 — Fax: 609-730-0404

October 12, 2018

Dear Stockholder,

We cordially invite you to attend our 2018 Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Standard Time on Friday, December 7, 2018 at the Princeton Marriott at Forrestal, 100 College Road East, Princeton, NJ 08540. The attached notice of annual meeting and proxy statement describes the business we will conduct at the meeting and provides information about Ocean Power Technologies, Inc. that you should consider when you vote your shares.

Please take the time to review this proxy statement and to cast your vote. You may vote in person at the meeting or by proxy. If you elect to vote by proxy, please following the instructions on the enclosed proxy card – voting by proxy can occur by mail, via the telephone, or over the internet.

We hope that you will join us on December 7, 2018.

Sincerely,

/s/ TERENCE J. CRYAN
Terence J. Cryan
Chairman of the Board of Directors

OCEAN POWER TECHNOLOGIES, INC.

28 Engelhard Drive, Suite B

Monroe Township, NJ 08831

Notice of 2018 Annual Meeting of Stockholders

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders of Ocean Power Technologies, Inc., a Delaware corporation, will be held on:

Date:	December 7, 2018

Time:	9:00 a.m. Eastern Standard Time

Place:	Princeton Marriott at Forrestal 100 College Road East Princeton, NJ 08540

Purposes:	1.	To elect six persons to our Board of Directors;
2.

To approve an amendment to the 2015 Omnibus Incentive Plan (the “2015 Plan”) to increase the number of shares of our common stock available for grant under the 2015 Plan from 640,703 to 2,640,703 in order to ensure that adequate shares will be available under the 2015 Plan for future grants

	3.	To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock, par value $.001 per share (the “Common Stock”), from 50,000,000 to 100,000,000;
	4.	To consider and take action on the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2019;
	5.	To vote on an advisory resolution to approve our executive officer compensation; and

	6.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Record Date:	The Board of Directors has fixed the close of business on Friday, October 12, 2018 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting or any adjournment or postponement of the meeting.

These items are fully discussed in the following pages, which are made part of this Notice of 2018 Annual Meeting of Stockholders. Even if you plan to attend the meeting, we ask you to vote your shares as promptly as possible.

Whether or not you plan to attend the meeting, please vote your shares as soon as possible. You may vote your shares by telephone, via the Internet or by mail. Stockholders of record who attend the meeting may vote in person, even if they already voted their shares by telephone, via the Internet or by returning a proxy card or voting instruction card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON December 7, 2018:

Copies of this proxy statement and our annual report for the fiscal year ended April 30, 2018 are available by visiting the following website: http://www.oceanpowertechnologies.com.

FOR THE BOARD OF DIRECTORS

/s/ JOHN W. LAWRENCE
John W. Lawrence
General Counsel and Secretary

Monroe Township, NJ

October 12, 2018

OCEAN POWER TECHNOLOGIES, INC.

28 Engelhard Drive, Suite B

Monroe Township, NJ 08831

PROXY STATEMENT

Annual Meeting of Stockholders to be held on December 7, 2018

GENERAL INFORMATION

This proxy statement is furnished to stockholders of Ocean Power Technologies, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by our Board of Directors of proxies for use at our 2018 Annual Meeting of Stockholders (the “Meeting”). The Meeting is scheduled to be held on Friday, December 7, 2018, at 9:00 a.m., Eastern Standard Time, at the Princeton Marriott at Forrestal, 100 College Road East, Princeton, NJ 08540. We anticipate that this proxy statement and the enclosed form of proxy will be mailed to stockholders on or about October 17, 2018.

At the Meeting, stockholders will be asked to vote upon: (1) the election of six directors; (2) an amendment to the 2015 Plan to increase the number of shares of our common stock available for grant under the 2015 Plan from 640,703 to 2,640,703 in order to ensure that adequate shares will be available under the 2015 Plan for future grants; (3) an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000; (4) the ratification of the selection of our independent registered public accounting firm for fiscal year 2019; (5) an advisory resolution to approve our executive officer compensation; and (6) such other business as may properly come before the Meeting and at any adjournments thereof.

Voting Rights and Votes Required

The close of business on October 12, 2018 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of, and to vote at, the Meeting. As of the close of business on such date, we had outstanding and entitled to vote 18,792,086 shares of Common Stock. Because stockholders often cannot attend the meeting in person, a large number of shares is usually represented by proxy. You may vote your shares by completing the enclosed proxy card and mailing it in the envelope provided or by telephone or internet as instructed on the proxy card. Stockholders who hold shares in “street name” should refer to their proxy card or the information forwarded by their bank, broker or other holder of record for instructions on the voting options available to them.

A majority of the shares of Common Stock entitled to vote at the Meeting must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The record holder of each share of Common Stock entitled to vote at the Meeting will have one vote for each share so held. Abstentions and broker non-votes will count as present for the purpose of determining the presence of a quorum.

Assuming the presence of a quorum at the Meeting, the following votes are required for approval of the following proposals:

●

Directors are elected by a plurality of the votes cast (Proposal 1). This means that the six nominees with the highest number of “FOR” votes will be elected as directors. Stockholders may not cumulate their votes. If the shares you own are held in “street name” by a bank or brokerage firm, that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. If you do not instruct your bank or broker how to vote with respect to this item, your bank or broker may not vote with respect to the election of directors. In tabulating the votes, withheld votes for the election of one or more nominees and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the outcome of the vote.

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●	The proposal to amend the certificate of incorporation (Proposal 3) requires the affirmative vote of the holders of a majority of the shares of our Common Stock entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the effect of a vote against this proposal.

●

The proposal to approve the amendment to the 2015 Plan (Proposal 2), the proposal to ratify the selection of our independent registered public accounting firm (Proposal 4) and the advisory resolution to approve our executive officer compensation (Proposal 5) each require the affirmative vote of the holders of a majority of the shares of our Common Stock present or represented at the Meeting and voting on the proposal. Abstentions and broker non-votes are not considered votes cast and therefore will have no effect on the outcome of the vote on these proposals.

Our Board of Directors has retained Regan & Associates, Inc., an independent proxy solicitation firm, to assist it in soliciting proxies, for approximately $55,000. Proxies may be solicited in person or by mail, telephone or other electronic means.

Voting of Proxies

If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted at the Meeting as specified in the proxy. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the election of the nominees listed below under “Proposal One - Election of Directors,” FOR the amendment to the 2015 Plan, FOR the amendment to our Certificate of Incorporation, FOR the ratification of the selection of our independent registered public accounting firm, and FOR the approval of the advisory resolution to approve our executive compensation.

Broker Non-Votes

A “broker non-vote” occurs when a broker, bank, or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder (i) has not received instructions from the beneficial owner and (ii) does not have discretionary voting power for that particular item.

If you are a beneficial owner and you do not give instructions to your broker, bank, or other holder of record, such holder of record will be entitled to vote the shares with respect to “routine” items but will not be permitted to vote the shares with respect to “non-routine” items (those shares are treated as “broker non-votes”). If you are a beneficial owner, your broker, bank, or other holder of record has discretion to vote your shares on the proposal to ratify the appointment of KPMG as our independent registered public accounting firm if the holder of record does not receive voting instructions from you. However, such holder of record may not vote your shares on the election of directors, the amendment to the 2015 Plan, the amendment to our Certificate of Incorporation or the advisory resolution regarding executive compensation without your voting instructions on those proposals. Accordingly, without your voting instructions on those proposals, a broker non-vote will occur.

We encourage you to provide instructions to your bank, brokerage firm, or other nominee by voting your proxy. This action ensures that your shares will be voted in accordance with your wishes at the Meeting.

Revocation of Proxies

Any proxy given pursuant to this solicitation may be revoked by a stockholder at any time before it is exercised by: (i) providing written notice to our Secretary, (ii) delivery to us of a properly executed proxy bearing a later date, or (iii) voting in person at the Meeting.

Solicitation of Proxies

We will bear the cost of this solicitation, including amounts paid to banks, brokers, proxy solicitors, and other record owners to reimburse them for their expenses in forwarding solicitation materials regarding the Meeting to beneficial owners of Common Stock. The solicitation will be by mail, with the materials being forwarded to stockholders of record and certain other beneficial owners of Common Stock, and by our officers and other regular employees (at no additional compensation). Our officers, employees and proxy solicitors may also solicit proxies from stockholders by personal contact, by telephone, or by other means if necessary in order to ensure sufficient representation at the Meeting. Computershare Investor Services has been retained to receive and tabulate proxies. Regan & Associates, Inc. has been retained to assist in soliciting proxies.

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PROPOSAL ONE

ELECTION OF DIRECTORS

Pursuant to our by-laws, our directors serve one-year terms and are elected for a new one-year term at each annual meeting of stockholders.

The six persons listed in the table below have been designated by the Board of Directors as nominees for election as directors with terms expiring at our 2018 annual meeting of stockholders. Terence J. Cryan has been a member of our Board of Directors since October 2012, and was our lead independent director from October 2013 to June 2014 when he became our Chairman of the Board. Dean J. Glover has been a member of our Board of Directors since October 2014, and was elected Vice Chairman in July 2016. George H. Kirby III has served as our President, Chief Executive Officer and a member of our Board of Directors since January 20, 2015. Steven M. Fludder and Robert K. Winters each became a member of our Board of Directors on May 5, 2016. Kristine Moore became a member of our Board of Directors on September 10, 2018.

Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election as directors of the six nominees, to serve for one-year terms, and in each case until their successors are elected and qualified. Each of the nominees has consented to being named in this proxy statement and to serve as a director if elected. In the event any nominee for director declines or is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

All of the nominees for election as directors bring to our Board of Directors executive leadership experience from their service as executives and/or directors of our Company and/or other entities. The biography of each of the nominees below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes and skills that caused the Nominating and Corporate Governance Committee and our Board of Directors to determine that the person should serve as a director, given our business and structure.

Name	Age	Position(s) with the Company	Served as Director From
Terence J. Cryan	56	Chairman of the Board	2012
Dean J. Glover	52	Vice Chairman of the Board and Independent Director	2014
George H. Kirby III	48	Chief Executive Officer and Director	2015
Steven M. Fludder	58	Independent Director	2016
Robert K. Winters	50	Independent Director	2016
Kristine S. Moore	57	Independent Director	2018

Terence J. Cryan has been a member of our Board of Directors since October 2012 and Chairman of the board since June 2014. Prior to joining our Board, Mr. Cryan was a member of our Board of Advisors. Mr. Cryan was our lead independent director from October 2013 to June 2014 when he became Chairman of the Board. Since August 2016, Mr. Cryan has served as the Chairman of the Board of Westwater Resources, Inc. Mr. Cryan has served on the boards of directors of a number of other publicly traded companies including Uranium Resources, Inc. from 2006 to 2016; Global Power Equipment Group Inc. from 2008 to 2017; Superior Drilling Products from May 2014 to 2016; Gryphon Gold Corporation from 2009 to 2012; and The Providence Service Corporation from 2009 to 2011. Mr. Cryan previously served as President and Chief Executive Officer of Medical Acoustics, LLC from 2007 through 2010. From September 2012 until April 2013, Mr. Cryan also served as interim President and CEO of Uranium Resources, Inc., and was elected as Chairman of the Board of Directors of Uranium Resources, Inc. in June 2014 and served until March 2016. Mr. Cryan served as President and CEO of Global Power Equipment Group Inc., from March 2015 until July 2017. Mr. Cryan co-founded in 2001 Concert Energy Partners, LLC, an investment and private equity firm based in New York with a focus on the traditional and alternative energy, power and natural resources industries, and served as Managing Director until 2015. Between 1990 and 2001, Mr. Cryan was a Senior Managing Director in the investment banking department at Bear Stearns & Co. Inc. in New York City and a Managing Director at Paine Webber/Kidder Peabody in both New York City and London. Mr. Cryan earned his Bachelor of Arts degree from Tufts University in 1983 and a Master of Science degree in Economics from The London School of Economics in 1984. In December 2014, Terence Cryan was named a Board Leadership Fellow by the National Association of Corporate Directors. We believe Mr. Cryan’s qualifications to sit on our Board of Directors include his significant experience in financial matters, his prior board and executive experience at other companies, his broad energy industry background and his extensive expertise in financings, mergers and acquisitions.

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Dean J. Glover became a member of our Board of Directors in October 2014, replacing a director who retired, and was elected Vice Chairman of our Board of Directors in July 2016. Since March 2018, Mr. Glover has served as a member of the Board of Directors of ConXtech. Mr. Glover is currently the CEO of Techniks Tool Group. Prior to Techniks Tool Group from October 2014 until 2017, Mr. Glover served as MIRATECH President & CEO. Prior to this, he was Senior Vice President and President of the Products Division of Global Power Equipment Group Inc. Mr. Glover joined Global Power in December 2005 as Chief Operating Officer of Braden Manufacturing. Prior to joining Global Power, Mr. Glover led the global supply chain and manufacturing for Diebold Inc. Prior to this Mr. Glover spent 13 years with General Electric (NYSE: GE) in various managerial and technical roles and is a certified Six Sigma Master Black belt. Mr. Glover currently serves as a director of Oklahoma Scholastic Organization, a non-profit organization. Mr. Glover holds a Bachelor’s degree in Mechanical Engineering from the University of Nebraska and an M.B.A. from the Kellogg Graduate School of Management, Northwestern University. Mr. Glover has extensive international experience having lived in various international locations for most of his career. Mr. Glover has over 25 years of commercial and technical experience in industry. We believe Mr. Glover’s qualifications to sit on our Board of Directors include his significant managerial, commercial and technical experience in the energy technology industry.

George H. Kirby III has served as our President, Chief Executive Office and a member of our Board of Directors since January 20, 2015, replacing Interim Chief Executive Officer David L. Keller. Prior to this, he joined AECOM Technology Corporation (NYSE: ACM) a leading provider of engineering, procurement and construction (“EPC”) services in September 2013 as Senior Vice President. In this role, he led their Energy Business Line for the north U.S. region providing services for utilities, power transmission and generation developers, and large industrial energy efficiency end-users. Prior to AECOM, he joined SAIC Energy, Environment, & Infrastructure (NYSE: SAIC) in January 2012 a global leader in solutions for national security, healthcare and engineering, as Managing Director for their Asset Transactions group providing power generation investors and developers with technical and market consulting and advisory services, and was promoted to Vice President in 2013 providing EPC services to Investor Owned Utilities. In 2009, he joined American Superconductor (NASDAQ: AMSC) as Director of Global Sales and was promoted to Managing Director of the Americas and Australia in 2011. From 2000 to 2009, Mr. Kirby held significant leadership roles at General Electric in both GE Energy and GE Capital (NYSE: GE) in product development, global sales, quality and project finance. In June 2016, Mr. Kirby was elected to the Board of Trustees of the Sea Research Foundation, a non-profit organization in Mystic, Connecticut. Mr. Kirby previously served as a director of Blade Dynamics, LLC from April to December 2011, and Schooner, Inc. from June to October 2012. Mr. Kirby earned a Bachelor of Science degree in Aerospace Engineering from Syracuse University in 1992 and an M.B.A. from Smeal College of Business at Pennsylvania State University in 2008. We believe Mr. Kirby’s significant leadership experience in energy industries qualifies him to serve on our Board of Directors.

Steven M. Fludder became a member of the Board of Directors on May 5, 2016. Mr. Fludder brings more than 30 years of global executive leadership in energy and infrastructure markets. Since November 2017, Mr. Fludder has served as the Chief Executive Officer for NEC Energy Solutions. Prior to joining NEC Energy Solutions, Mr. Fludder was the Chief Executive Officer with alpha-En, a publicly traded innovative clean technology company focused on enabling next generation battery technologies by developing high purity lithium products. Prior to alpha-En, Mr. Fludder was Chief Executive of AECOM’s global Energy and Water practice. Prior to AECOM, he was Senior Executive Vice President, Division General Manager and Samsung group officer where he was head of worldwide sales and marketing for Samsung Engineering, a global engineering, procurement and construction (EPC) firm serving a broad range of energy industries including power, oil & gas, petrochemicals, and metallurgy. He was subsequently President of Samsung Techwin Power Systems Division. Prior to Samsung, Mr. Fludder served as a Vice President and General Electric corporate officer where he led GE’s companywide environmental business initiative “ecomagination”. Earlier in his career at GE, Mr. Fludder held executive leadership roles in the Water, Energy Services, Energy China, and Aircraft Engines divisions. He has significant experience scaling and growing energy related technology businesses through start-ups, acquisitions and turnarounds. Mr. Fludder holds a Master’s degree in Mechanical Engineering from the Massachusetts Institute of Technology, a bachelor’s degree in Mechanical Engineering from Columbia University, and a second Bachelor of Science degree from Providence College. We believe Mr. Fludder’s qualifications to serve on our Board of Directors include his wide experience in both the energy and infrastructure markets, as well a variety of other industry segments related to our business.

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Robert K. Winters became a member of the Board of Directors on May 5, 2016. Robert Winters has been an Executive Vice President and G.M. of Alpha IR Group since September 2015. He established and is running the NYC office for Chicago-based firm, which specializes in providing strategic counsel to small- and mid-cap U.S. companies across a broad range of industries. Prior to this, he was a partner and portfolio manager at Zesiger Capital Group, LLC for 14 years; Zesiger Capital Group, LLC is an investment advisor based in NYC, catering to both large institutional clients and high net-worth individuals. Zesiger’s investment strategy during Mr. Winters’ tenure was to take concentrated, long-term investment positions in small-and mid-cap stocks in the U.S., as well as in select emerging and frontier markets. Additionally, Mr. Winters managed fixed income investments on behalf of clients at Zesiger, as well as private investments; Mr. Winters sat on the boards of several private portfolio companies during his time at Zesiger. Prior to his work at Zesiger Capital Group, LLC, Mr. Winters worked as a Managing Director and Senior Natural Resource analyst for almost 10 years at Bear, Stearns & Co., Inc., where he focused on energy, metals and mining. Mr. Winters began his finance career at CS First Boston following his work as an international trade analyst with Kilpatrick & Cody in Washington, D.C. Mr. Winters served as a director of LRM Industries International from 2009 until 2014 Mr. Winters graduated from Georgetown University in 1990 with a dual major in International Relations and History. We believe Mr. Winter’s qualifications to serve on our Board of Directors include his extensive finance experience, as well his experience with small-cap and mid-cap public companies.

Kristine S. Moore became a member of the Board of Directors on September 10, 2018. From December 2015 through April 2018, Ms. Moore served as non-executive director at Achilles Ltd., a global private-equity held company based in London. Prior to Achilles, Ltd. from 2001 to 2015, Ms. Moore was with Royal Dutch Shell (“Shell”), an international energy company. During this time, Ms. Moore held various positions at Shell; during 2015 Ms. Moore was Vice President of Contracting and Procurement; from 2011 to 2014, Vice President of Contracting and Procurement Operations and Group Materials Management; from 2007 to 2010, Vice President of Global Functions Sourcing; and from 2001 to 2007, Ms. Moore held various managerial positions. Prior to Shell, Ms. Moore from 2000 to 2001 served as Vice President of Marketing and Sales for Quaris, Inc. Ms. Moore began her career at International Business Machines where she held various positions. Ms. Moore is a graduate of Rice University with a Bachelor of Science in Civil Engineering. We believe Ms. Moore’s qualifications to serve on our Board of Directors include her extensive experience in the oil and gas markets, as well as her business background in sales, marketing, and supply chain management.

Executive Officers

We have two executive officers who are not also a director:

Name	Age	Position with Ocean Power Technologies, Inc.

Matthew T. Shafer	47	Chief Financial Officer, Vice President – Finance and Treasurer
Christopher A. Phebus	47	Vice President of Engineering

Matthew T. Shafer joined the Company in September 2016 as Chief Financial Officer and Treasurer of the Company. Mr. Shafer previously served as a Vice President of Finance and Corporate Controller for CMF Associates from May 2015 to September 2016, where he led teams in providing finance solutions for small and middle-market high-growth organizations. Prior to that, beginning in 2013 he served as a Business Unit Chief Financial Officer at Valeant Pharmaceuticals International (NYSE: VRX), a large global publicly traded company that develops, manufactures, markets and sells specialty pharmaceuticals and medical devices. He held this Finance Leadership role for the Valeant Dentistry, Generics and Neurology business units, and had worked closely with commercial operations and corporate level teams on numerous product launches, sales force expansions, mergers and acquisitions, financial systems integrations, and internal controls. Mr. Shafer has a foundation in Public Accounting working at Arthur Andersen LLP at the beginning of his career, holds a Bachelor of Science in Accounting from The Stillman School of Business at Seton Hall University, an MBA in Finance from Rutgers Business School in New Brunswick, N.J. and is a Certified Public Accountant.

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Christopher A. Phebus joined the Company in January 2018 as Vice President, Engineering. Mr. Phebus was previously employed by General Electric Company for 16 years in positions including the GM and Executive Engineering Director for GE Subsea Products and Projects in Norway and the U.K., and the GM and Lean-Six Sigma Quality Leader for Global Engineering at GE Energy. Most recently he was the Head of Global Engineering and Technology for the Flow and Process Technology and Reciprocating Compression division at GE Oil & Gas. He began his career at Pratt & Whitney, where he worked as a systems engineer directly with the U.S. Air Force on the F100 aircraft engine. Mr. Phebus holds a Bachelor of Science in Mechanical Engineering from Clemson University and a Master of Science in Management from Embry-Riddle Aeronautical University.

Director Compensation

For Board service year 2018, the Board of Directors approved, for each non-employee director, an annual payment of $45,000 and a choice of either (a) an option worth $50,000, based on the Black-Scholes formula, to purchase shares of Common Stock or (b) Common Stock worth $50,000, with such option award or stock award to vest, if at all, at the next annual meeting of stockholders. Each non-employee director also receives a per annum supplement ranging from $2,000 to $9,600 for each committee that they chair. In addition, the Chairman of the Board annually receives an additional $38,000. Ms. Moore joined the Board on September 10, 2018, during Board service year 2018, and as a result she will receive pro rata cash fees for her service but she will not receive a pro rata grant of either stock or options.

We reimburse each non-employee director for out-of-pocket expenses incurred in connection with attending our Board and Board committee meetings. Compensation for our directors, including cash and equity compensation, is determined, and remains subject to adjustment, by our Board of Directors.

The following table summarizes compensation paid to each of our non-employee directors who served during fiscal year 2018.

	Fees Earned or	Stock	Option
	Paid in Cash	Awards	Awards	Total
Name (1)	($) (2)	($)	($) (3)	($)

Terence J. Cryan	85,000	-	50,000	135,000

Dean J. Glover	54,600	-	50,000	104,600

Steven M. Fludder	49,000	-	50,000	99,000

Robert K. Winters	45,000	-	50,000	95,000

Robert J. Burger (4)	30,500	-	-	30,500

(1)	George H. Kirby III, the Company’s President and Chief Executive Officer is not included in this table as he is an employee of the Company and thus receives no compensation for his services as a Director. The compensation received by Mr. Kirby as an employee of the Company is shown in the Summary Compensation Table on page 19.

(2)	Fees earned or paid in cash reflect annual retainer and committee meeting fees.

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(3)	Stock options granted to directors vest fully on the date of the first annual shareholders meeting following the grant date. The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during the year computed in accordance with the provisions of Accounting Standards Codification (ASC) No. 718, “ Compensation- Stock Compensation .” The assumptions used in calculating these amounts are incorporated by reference to Note 2 to the financial statements in our Annual Report on Form 10-K for the year ended April 30, 2018.

(4)	Robert J. Burger term ended on October 20, 2017 and Mr. Burger did not seek re-election at the 2017 Annual Meeting of Stockholders.

Corporate Governance

The following table summarizes grants during fiscal year 2018.

	Stock	Option
Name	Awards	Awards	Total

Terence J. Cryan (1)	-	42,666	42,666

Dean J. Glover (1)	-	42,666	42,666

Steven M. Fludder (1)	-	42,666	42,666

Robert K. Winters (1)	-	42,666	42,666

Robert J. Burger (1), (2)	-	-	-

(1)	During fiscal year 2018 each board member was granted stock options exercisable for 42,666 shares of common stock for Board service during the year ending October 31, 2018.

(2)	Robert J. Burger term ended on October 20, 2017 and Mr. Burger did not seek re-election at the 2017 Annual Meeting of Stockholders.

Our Board of Directors believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that our Board has adopted. Complete copies of our corporate governance guidelines, committee charters and code of business conduct and ethics are available on the corporate governance section of our website, www.oceanpowertechnologies.com. Alternatively, you can request a copy of any of these documents by writing to our Secretary at 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831.

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Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of the Company and our stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

●	the Board’s principal responsibility is to oversee the management of the Company;

●	a majority of the members of the Board shall be independent directors;

●	the non-employee directors shall meet regularly in executive session;

●	directors have full and free access to management and, as necessary and appropriate, independent advisors; and

●	at least annually, the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Our Board has determined that all of our current directors are “independent directors” within the meaning of the applicable listing standards of the NASDAQ Stock Market, LLC (“NASDAQ”), except for George H. Kirby III who is our President and Chief Executive Officer.

Meetings of the Board of Directors

As of the date of this proxy statement, our Board has six members. The Board of Directors held 8 meetings during fiscal 2018. During fiscal 2018, each director (other than Ms. Moore who was not on the Board during fiscal 2018) attended at least 75% of the aggregate of the total number of meetings of (a) the Board of Directors and (b) the committees on which such director served.

Our corporate governance guidelines provide that directors are expected to attend the Meeting. All directors attended our 2017 Annual Meeting of Stockholders (other than Mr. Burger whose term ended at the 2017 Annual Meeting of Stockholders).

Board Leadership Structure

The Board of Directors is led by the chairman, which currently is Mr. Cryan. The Board of Directors has established the position of Vice Chairman, which currently is Mr. Glover. The Board of Directors has also established the position of Chief Executive Officer (CEO), and currently Mr. Kirby is serving as CEO. The Board of Directors recognizes that, depending on the circumstances, other leadership structures might be appropriate. Accordingly, the Board of Directors periodically reviews its leadership structure.

Board Committees

As of the date of this proxy statement, our Board of Directors has established four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Health, Safety and Environment Committee. For an interim period of time from October 20, 2017 until September 10, 2018, the Health, Safety and Environment Committee had no members and its functions were handled directly by the Board. Each committee operates under a charter that has been approved by the Board. The charters of all Board committees are available on our website at www.oceanpowertechnologies.com.

Our Board has determined that all of the current members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are “independent directors” within the meaning of the applicable rules of NASDAQ. Our Board has also determined that all current Audit Committee members meet the independence requirements contemplated by Rule 5605(c) of the NASDAQ and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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Audit Committee. The members of our Audit Committee are Dean J. Glover, Steven M. Fludder and Robert K. Winters. Mr. Glover is the chair of the Audit Committee. The Board of Directors has determined that Mr. Glover is an “audit committee financial expert” within the meaning of the regulations of the Securities and Exchange Commission (the “SEC”). The Audit Committee met four times in fiscal 2018.

Our Audit Committee assists our Board of Directors in its oversight of the integrity of our consolidated financial statements, our independent registered public accounting firm’s qualifications, independence and performance.

Our Audit Committee’s responsibilities include: appointing, approving the compensation of, and assessing the independence of, our independent registered public accounting firm; overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from our independent registered public accounting firm; reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures; monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics; establishing procedures for the receipt and retention of accounting related complaints and concerns; meeting independently with our independent registered public accounting firm and management; and preparing the Audit Committee report required by SEC regulations.

Compensation Committee. The current members of our Compensation Committee are Terence J. Cryan, Robert K. Winters and Steven M. Fludder. Mr. Fludder is the chair of the Compensation Committee. Robert Burger, a former member of the Board, served on the committee until his departure from the Board in October 2017. Our Compensation Committee assists our Board of Directors in the discharge of its responsibilities relating to the compensation of our executive officers.

Our Compensation Committee’s responsibilities include: reviewing and approving, or making recommendations to the Board of Directors with respect to, our chief executive officer and other executive officers’ compensation; evaluating the performance of our executive officers and reviewing and approving, or making recommendations to the Board of Directors with respect to, overseeing and administering, and making recommendations to the Board of Directors with respect to, our cash and equity incentive plans. The Compensation Committee met one time in fiscal 2018.

The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation and any such compensation consultants and other advisors retained by the Compensation Committee will report directly to the committee, which has the authority to select, retain and terminate any such consultants or advisors. In determining and approving executive compensation for fiscal year 2018, the Compensation Committee principally relied on independent salary surveys and other publicly available compensation and online survey data to assist in their evaluation of appropriate levels of executive officer compensation. The Compensation Committee retained an outside consultant to provide certain limited data and information relevant to its determination of compensation for our executive officers for fiscal year 2017 and future years.

Additional information regarding compensation of executive officers is provided on pages 18 through 26 of this proxy statement.

Nominating and Corporate Governance Committee. The current members of our Nominating and Corporate Governance Committee are Terence J. Cryan and Dean J. Glover. Mr. Cryan is the chair of the Nominating and Corporate Governance Committee. Robert Burger, a former member of the Board, served on the committee until his departure from the Board on October 20, 2017.

Our Nominating and Corporate Governance Committee’s responsibilities include: recommending to the Board of Directors the persons to be nominated for election as directors or to fill vacancies on the Board of Directors and to be appointed to each of the Board’s committees; overseeing an annual review by the Board of Directors with respect to management succession planning; developing and recommending to the Board of Directors corporate governance principles and guidelines; overseeing periodic evaluations of the Board of Directors; and reviewing and making recommendations to the Board of Directors with respect to director compensation. The Nominating and Corporate Governance Committee met three times in fiscal 2018.

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Health, Safety and Environment Committee. The current members of our Health, Safety and Environment Committee are Kristine S. Moore, George H. Kirby III and a member of the Company’s senior management team. Ms. Moore is the chair of the Health, Safety and Environment Committee. Robert Burger, a former member of the Board, served on the committee until his departure from the Board on October 20, 2017.The committee assists the Board of Directors in fulfilling its oversight responsibilities by assessing the effectiveness of the Company’s programs and initiatives that support the health, safety, and environment, sustainability, and security policies, programs, and practices of the Company. In addition, the Health, Safety and Environment Committee advises the Board on matters impacting the Company’s health, safety and environment responsibilities and the Company’s public reputation. For an interim period of time from October 20, 2017 until September 10, 2018, the responsibilities of the committee were performed by the full Board. On September 10, 2018, the committee was reconstituted under its prior mandate. The Health, Safety and Environment Committee met two times in fiscal year 2018.

Risk Oversight

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. At each Board meeting, the Directors review the Company’s significant risks and management’s plans for addressing or mitigating those risks. The Board of Directors regularly reviews information regarding the Company’s financial position and operations, as well as the risks associated with each. While the Board of Directors is ultimately responsible for risk oversight at the Company, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with the Board organization, membership and structure of the Board of Directors, succession planning for our directors and executive officers, and corporate governance. Our Health, Safety and Environment Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s health, safety and environment policies, programs and practices.

Director Nomination Process

The current nominees for election to the Board were recommended for the Board’s nomination by our Nominating and Corporate Governance Committee, which is comprised solely of independent directors, and based on such recommendation, were nominated by the full Board of Directors. At the Meeting, stockholders will be asked to consider the election of Terence J. Cryan, Dean J. Glover, George H. Kirby III, Steven M. Fludder, Robert K. Winters and Kristine S. Moore.

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry or of other industries with comparable risks and issues, experience, diligence, potential conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Corporate Governance Committee considers the value of diversity when recommending candidates. The committee views diversity broadly to include diversity of experience, skills and viewpoint. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities.

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Stockholders may recommend individuals to our Nominating and Corporate Governance Committee for consideration as potential director candidates. The Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following the same process and applying the same criteria as it follows for candidates submitted by others.

Stockholders may directly nominate a person for election to our Board by complying with the procedures set forth in Article I, Section 1.10 of our by-laws, and with the rules and regulations of the SEC. Under our by-laws, only persons nominated in accordance with the procedures set forth in the by-laws will be eligible to serve as directors. In order to nominate a candidate for service as a director, you must be a stockholder at the time you give the Board notice of your nomination, and you must be entitled to vote for the election of directors at the meeting at which your nominee will be considered. In accordance with our by-laws, director nominations generally must be made pursuant to notice to our Secretary delivered to or mailed and received at our principal executive offices at 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831, not later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the prior year’s annual meeting of stockholders. Your notice must set forth (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of Ocean Power Technologies, Inc. owned beneficially or of record by the nominee and (iv) all other information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case, pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The stockholder making the nomination must include his or her name and address, a statement as to the class and amount of shares beneficially owned by the stockholder, a description of any arrangements or understandings between the stockholder and the nominee, a representation that the stockholder intends to appear in person or by proxy at the annual meeting and a representation as to whether such stockholder intends, or is part of a group that intends, to deliver a proxy statement/and or solicit proxies.

Communicating with the Independent Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman (if an independent director), or the lead independent director (if one is appointed), or otherwise the chairman of the Nominating and Corporate Governance Committee, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments considered to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our Board should address such communications to Board of Directors c/o Secretary, Ocean Power Technologies, Inc., 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our employees, officers (including our principal executive officer and principal financial officer) and directors. The Code of Business Conduct and Ethics is posted on our website at www.oceanpowertechnologies.com and can also be obtained free of charge by sending a request to our Secretary at 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831. Any changes to or waivers under the Code of Business Conduct and Ethics as it relates to our chief executive officer, chief financial officer, controller or persons performing similar functions must be approved by our Board of Directors and will be disclosed in a Current Report on Form 8-K within four business days of the change or waiver.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act and the rules issued thereunder, our executive officers and directors are required to file with the SEC reports of ownership and changes in ownership of Common Stock. Copies of such reports are required to be furnished to us. Based solely on a review of the copies of such reports furnished to us, or written representations that no other reports were required, we believe that all required reports were filed in fiscal 2018 in a timely manner.

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PROPOSAL TWO

APPROVAL OF AN AMENDMENT TO THE

OCEAN POWER TECHNOLOGIES, INC. 2015 OMNIBUS INCENTIVE PLAN

General

As of September 28, 2018, the 2015 Plan only had 121,196 shares remaining available for future issuance for awards. Effective September 28, 2018, our Board approved and adopted an amendment to the 2015 Plan, subject to stockholder approval, to increase the number of shares available for grant under the 2015 Plan from 640,703 to 2,640,703 in order to ensure that adequate shares will be available for future grants.

We believe that substantial equity participation by employees is important in creating an environment in which employees will be motivated to remain employed and be productive for long periods of time in helping us to achieve our goals. We further believe that the attraction, retention and motivation of highly qualified personnel is essential to our continued growth and success and that continued awards under the 2015 Plan are necessary for us to remain competitive in our compensation practices. In addition, we believe that the 2015 Plan is an effective way to ensure alignment of employees’ and stockholders’ interests and believe all such equity incentives are in the best interest of the stockholders. In addition, our directors receive annual compensation in restricted shares or stock option awards. Additional shares are needed under the 2015 Plan to ensure that grants to our directors can continue to be made on an annual basis.

A copy of the amendment is attached to this proxy statement as Annex A. The amendment to the 2015 Plan is being submitted for your approval pursuant to the rules and regulations of the SEC and the NASDAQ.

Description of 2015 Plan

A summary description of the 2015 Plan is included in this proxy statement under “Executive Compensation – Stock Option and Other Compensation Plans – 2015 Omnibus Incentive Plan”.

Plan Benefits

No determination has been made as to any awards that will be made to directors, officers or other employees upon approval of the proposed amendment of the 2015 Plan.

Vote Required

The approval of the amendment to the 2015 Plan requires the affirmative vote of the holders of a majority of the shares represented at the Annual Meeting, in person or by proxy, and entitled to vote. For the approval of the amendment to the 2015 Plan, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the approval of this proposal.

Board Recommendation

The Board recommends a vote FOR the amendment to the 2015 Plan.

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PROPOSAL THREE

AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE NUMBER
OF AUTHORIZED SHARES OF COMMON STOCK

General

Our Certificate of Incorporation currently authorizes the issuance of up to 50,000,000 shares of Common Stock. However, as of September 28, 2018, 18,793,586 shares of Common Stock were issued and outstanding, as well as (i) options outstanding as of that date representing the right to purchase a total of 359,864 shares of Common Stock, (ii) outstanding warrants to purchase up to 324,452 shares of our Common Stock, and (iii) 3,243,249 shares reserved for issuance pursuant to the Aspire Capital equity line of credit, leaving 27,278,849 shares of Common Stock unissued and unreserved. In order to ensure sufficient shares of Common Stock will be available for issuance by us, our Board of Directors has approved, subject to stockholder approval, an amendment to the Certificate of Incorporation that increases the number of shares of such common stock authorized for issuance from 50,000,000 to 100,000,000.

We desire to authorize additional shares of Common Stock to ensure that enough shares will be available in the event the Board of Directors determines that it is necessary or appropriate to (i) raise additional capital through the sale of equity securities, (ii) acquire another company or its assets, (iii) provide equity incentives to employees and officers, (iv) permit future stock splits in the form of stock dividends or (v) satisfy other corporate purposes. The availability of additional shares of Common Stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of Common Stock.

The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board of Directors will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or the NASDAQ. In particular, the rules of the NASDAQ require that we obtain stockholder approval prior to the issuance of Common Stock in a private financing if (i) the Common Stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance or (ii) the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

The amendment is not presently intended for the purposes of effecting an anti-takeover device and is not proposed in response to any specific takeover threat known to the Board of Directors. Furthermore, this proposal is not part of any plan by the Board of Directors to adopt anti-takeover devices, and the Board of Directors currently has no present intention of proposing anti-takeover measures in the near future.

The holders of Common Stock have no preemptive rights and the Board of Directors has no plans to grant such rights with respect to any such shares.

A copy of the amendment is attached to this proxy statement as Annex B. This amendment to the Certificate of Incorporation is being submitted for your approval pursuant to the Delaware General Corporation Law and SEC rules.

No Appraisal Rights

Under Delaware law, our stockholders are not entitled to appraisal rights with respect to the increase to the number of authorized shares of Common Stock.

Vote Required

The approval of this amendment to the Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting. For the approval of this amendment to the Certificate of Incorporation, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a vote “AGAINST” this amendment. If you hold your shares through a broker, bank, trustee or other nominee and you do not instruct them on how to vote on this proposal, your broker or other nominee will not have authority to vote your shares and such non-vote will have the effect of a vote “AGAINST” this amendment.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

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PROPOSAL FOUR

RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, in accordance with the recommendation of the Audit Committee, has selected KPMG LLP to audit our consolidated financial statements for fiscal 2019. KPMG LLP has audited our consolidated financial statements since fiscal 2005.

Although stockholder approval of the selection of KPMG LLP is not required by law, our Board of Directors believes it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Meeting, the Board will reconsider its selection of KPMG LLP.

We expect representatives of KPMG LLP to attend the Meeting, to be available to respond to appropriate questions from stockholders, and to have the opportunity to make a statement if so desired.

Fees of Independent Registered Public Accounting Firm

The following table summarizes the fees of KPMG LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

	Fiscal Year 2018	Fiscal Year 2017

Audit Fees (1)	$322,000	$432,500
Audit- Related Fees	-	-
Tax Fees (2)	19,000	6,000
All Other Fees (3)	1,780	150,339

Total Fees	$342,780	$588,839

(1)	Audit Fees consist of fees for the audit and quarterly reviews of our consolidated financial statements and other professional services provided in connection with the statutory and regulatory filings or engagements. Fiscal year 2018 and 2017 audit fees include fees for comfort letters and consents of $72,500 and $182,500, respectively, related to several equity offerings. Fiscal 2018 includes $4,500 for out of pocket fees.

(2)	Tax Fees include fees for the tax return preparation assistance and review.

(3)	All Other Fees for fiscal 2018 includes subscription fee for KPMG’s accounting research tool. Fiscal year 2017 include reimbursement of costs related to response to SEC inquiry.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is that all audit services and all non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee. The Audit Committee’s approval procedures include the review and approval of a description of the services that documents the fees for all audit services and non-audit services, primarily tax advice and tax return preparation and review.

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All audit services and all non-audit services in fiscal years 2018 and 2017 were pre-approved by the Audit Committee. The Audit Committee has determined that the provision of the non-audit services for which these fees were rendered is compatible with maintaining the independent auditor’s independence.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2019.

REPORT OF AUDIT COMMITTEE

The Audit Committee has reviewed the Company’s audited consolidated financial statements for the fiscal year ended April 30, 2018 and discussed them with the Company’s management and the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the consolidated financial statements of the Company were prepared in accordance with U.S. generally accepted accounting principles.

The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. These matters included a discussion of the independent registered public accounting firm’s judgments about the quality (not just the acceptability) of the accounting practices of the Company and accounting principles as applied to the financial reporting of the Company.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and has discussed with the Company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2018. We have concluded that the independent registered public accounting firm for the fiscal 2018 is independent from the Company and its management.

By the Audit Committee of the Board of Directors of Ocean Power Technologies, Inc.

Dean J. Glover, Chairman Steven M. Fludder Robert K. Winters

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of September 28, 2018 by (a) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each named executive officer identified in the Summary Compensation Table below, (c) each director and nominee for director, and (d) all executive officers and directors as a group.

The Percentage of Common Stock outstanding is based on 18,793,586 shares of our Common Stock outstanding as of September 28, 2018. For purposes of the table below, and in accordance with the rules of the SEC, we deem shares of Common Stock subject to options that are currently exercisable or exercisable within sixty days of September 28, 2018 to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, each of the persons or entities in this table has sole voting and investing power with respect to all of the shares of Common Stock beneficially owned by such person, subject to community property laws, where applicable. The street address of each beneficial owner shown in the table below is c/o Ocean Power Technologies, Inc., 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831.

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Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

Terence J. Cryan (1)	51,638	*
George H. Kirby III (2)	58,831	*
Matthew T. Shafer (3)	6,855	*
Steven M. Fludder (4)	40,759	*
Dean J. Glover (5)	143,027	*
Christopher A. Phebus (6)	-	*
Robert K. Winters (7)	28,759	*
Kristine S. Moore (8)	-	*

All directors and executive officers as a group (8 individuals)	329,869	1.7%

* Represents a beneficial ownership of less than one percent of our outstanding common stock

(1)	Beneficial ownership includes 7,212 shares of our common stock and 44,426 shares issuable upon the exercise of options that are currently exercisable or exercisable within sixty days of September 28, 2018.

(2)	Beneficial ownership includes 58,831 shares of our common stock.

(3)	Beneficial ownership includes 6,855 shares of our common stock.

(4)	Beneficial ownership includes 12,000 shares of our common stock and 28,759 shares issuable upon the exercise of options that are currently exercisable or exercisable within sixty days of September 28, 2018.

(5)	Beneficial ownership includes 104,950 shares of our common stock and 38,077 shares issuable upon the exercise of options that are currently exercisable or exercisable within sixty days of September 28, 2018.

(6)	Mr. Phebus joined the company on January 15, 2018 and does not have any ownership of our common stock or options that are currently exercisable or exercisable within sixty days of September 28, 2018.

(7)	Beneficial ownership includes 28,759 shares issuable upon the exercise of options that are currently exercisable or exercisable within sixty days of September 28, 2018.
(8)	Ms. Moore joined the Board on September 10, 2018 and does not have any ownership of our common stock or options that are currently exercisable or exercisable within sixty days of September 28, 2018.

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Equity Compensation Plan Information

The following table summarizes the total number of outstanding options and shares available for other future issuances of options under all of our equity compensation plans as of April 30, 2018.

Plan category	Number of Shares to be Issued Upon Exercise of Outstanding Options and Restricted Stock	Weighted-Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in First Column

Equity compensation plans approved by shareholders
Stock Options	388,529	$6.15	89,531	(1)
Restricted Stock	197,064	N/A	-

Equity compensation plans not approved by shareholders
Stock Options	-	-	-
Restricted Stock	97,297	N/A	402,703	(2)

Total	682,890	-	492,234

(1)	Consists of shares of our common stock available for issuance under the 2015 Omnibus Incentive Plan.

(2)	Consists of shares of our common stock available for issuance under the 2018 Employee Inducement Incentive Award Plan.

Our equity compensation plans consist of 2006 Stock Incentive Plan and 2015 Omnibus Incentive Plan which were approved by our stockholders. Once the 2015 Omnibus Incentive Plan was approved by the stockholders on October 22, 2015, no further stock options or other awards were awarded under the 2006 Stock Incentive Plan and it was terminated. Shares that are forfeited under the 2006 Stock Incentive Plan on or after October 22, 2015 will become available for issuance under the 2015 Omnibus Incentive Plan.

The equity compensation plan that has not been approved by our shareholders is our 2018 Employee Inducement Incentive Award Plan.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

The Audit Committee is charged with the responsibility of reviewing and approving all related person transactions (as defined in SEC regulations), and periodically reassessing any related person transaction entered into by the Company to ensure continued appropriateness. This responsibility is set forth in our Audit Committee charter. A related party transaction will only be approved if the members of the Audit Committee determine that the transaction is in the best interests of the Company. If a director is involved in the transaction, he or she will recuse himself or herself from all decisions regarding the transaction.

Board Determination of Independence

Under applicable NASDAQ rules, a director will only qualify as an “independent director” if they are not an executive officer or employee of the Company, and, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has determined that all of our current directors are “independent directors” within the meaning of the applicable listing standards of the NASDAQ, except for George H. Kirby III who is our President and Chief Executive Officer.

EXECUTIVE COMPENSATION

Overview of Executive Compensation

Our Compensation Committee is responsible for overseeing the compensation of all of our executive officers. In this capacity, the Compensation Committee designs, implements, reviews and approves all compensation for our named executive officers. The goal of the Compensation Committee is to ensure that our compensation programs are aligned with our business goals and objectives and that the total compensation paid to each of our named executive officers is fair, reasonable and competitive.

Compensation Objectives and Philosophy

Our compensation programs are designed to attract and retain qualified and talented executives, motivating them to achieve our business goals and rewarding them for superior short- and long-term performance. In particular, our compensation programs are intended to reward the achievement of specified predetermined quantitative and qualitative goals and to align our executives’ interests with those of our stockholders in order to attain the ultimate objective of increasing stockholder value.

Elements of Total Compensation and Relationship to Performance

Key elements of these programs include:

●	base salary compensation designed to reward annual achievements, with consideration given to the executive’s qualifications, scope of responsibility, leadership abilities and management experience and effectiveness;

●	cash bonus awards designed to align executive compensation with business objectives and performance; and

●	equity-based incentive compensation, primarily in the form of stock options and restricted stock, the value of which is dependent upon the performance of our Common Stock, and which is subject to multi-year vesting that requires continued service and/or the attainment of certain performance goals.

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Determining and Setting Executive Compensation

Our management develops our compensation plans by utilizing publicly available compensation and on-line survey data for a broad selection of national and regional companies, which we believe are generally comparable to the Company in terms of public ownership, organizational structure, size and stage of development, and against which we believe we may compete for executive talent. The results of these analyses are reviewed with and approved by the Compensation Committee annually. We believe that these compensation practices provide us with appropriate compensation guidelines. The Compensation Committee generally targets compensation for our executives near the median range of compensation paid to similarly situated executives in comparable companies covered by the on-line survey data. Other considerations, including market factors, the unique nature of our business and the experience level of an executive, may dictate variations to this general target.

Our business is characterized by a long product development cycle, including a lengthy engineering and product-testing period and regulatory approval and licensing. Because of this, many of the traditional benchmarking metrics, such as product sales, revenues and profits are inappropriate for our Company. Instead, the specific factors the Compensation Committee considers when determining our named executive officers’ compensation include:

●	key product development initiatives;
●	technology advancements;
●	achievement of regulatory and other commercial milestones;
●	establishment and maintenance of key strategic relationships;
●	implementation of appropriate financing strategies; and
●	financial and operating performance.

Summary Compensation Table

The following table sets forth the compensation paid or accrued during the fiscal years ended April 30, 2018 and April 30, 2017 to our named executive officers.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($)(3)	Option Awards ($)	All Other Compensation ($)		Total ($)

George H. Kirby III	2018	381,600	276,565	70,000	-	51,710	(4)	779,875
President and	2017	381,600	235,829	86,350	-	37,468	(4)	741,247
Chief Executive Officer

Matthew T. Shafer (5)	2018	236,042	118,750	20,418	-	-		375,210
Vice President	2017	143,400	53,900	49,788	-	-		247,088
Chief Financial Officer and Treasurer

Christopher A. Phebus (6)	2018	79,784	37,406	108,000	-	17,815	(7)	243,005
Vice President, Engineering	2017	-	-	-	-	-		-

Dr. Mike M. Mekhiche (8)	2018	91,814	-	-	-	33,712	(9)	125,526
Former Executive Vice President,	2017	336,328	123,600	53,380	-	20,086	(9)	533,394
Engineering and Operations

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(1)	Salary represents actual salary earned during each fiscal year. The amounts in this column may be different from the amounts listed below under description of employment agreements, due to increases in salary levels and payments for unused vacation during each fiscal year.

(2)	This amount represents bonuses earned by the named executive officers in fiscal year 2018 and 2017.

(3)	The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of stock options granted during the year computed in accordance with the provisions of Accounting Standards Codification (ASC) No. 718, “Compensation- Stock Compensation.” The assumptions used in calculating these amounts are incorporated by reference to Note 2 to the financial statements in our Annual Report on Form 10-K for the year ended April 30, 2018.

(4)	For fiscal year 2018 the amount of $51,710 includes $42,710 for relocation expenses and $9,000 relates to the Company’s matching contributions to the 401(K) plan. For fiscal year 2017 the amount of $37,468 includes $34,468 for relocation expenses and $3,000 relates to the Company’s matching contributions to the 401(K) plan. In accordance with his employment agreement Mr. Kirby is eligible for reimbursement of relocation expenses.

(5)	Mr. Shafer joined the Company on September 7, 2016 to serve as the Company’s Chief Financial Officer and Treasurer.

(6)	Mr. Phebus joined the Company on January 15, 2018 to serve as the Company’s Vice President of Engineering.

(7)	For fiscal year 2018 the amount of $17,815 is relocation expenses in accordance with Mr. Phebus’ employment agreement.

(8)	Dr. Mekhiche resigned from his position as Executive Vice President, Engineering and Operations effective August 8, 2017.

(9)	For fiscal year 2018 the amount of $33,712 includes $31,612 payout for unused vacation and $2,100 relates to the Company’s matching contributions to the 401(K) plan. For fiscal year 2017 the amount of $20,086 includes $12,886 payout for unused vacation and $7,200 relates to the Company’s matching contributions to the 401(K) plan.

Employment Agreements

George H. Kirby III - President, Chief Executive Officer and Director

Under an agreement entered into on December 29, 2014, Mr. Kirby was entitled to an initial annual base salary of $360,000 subject to adjustment upon annual review by our Board of Directors, was subsequently increased to $381,600 on May 1, 2016 and to $391,140 on May 1, 2018. Mr. Kirby is also eligible to earn discretionary incentive bonuses and incentive compensation. The Company also reimbursed Mr. Kirby for his eligible relocation costs.

Upon the termination of his employment other than for cause, other than as a result of a change of control, or if he terminates his employment for good reason (as such terms are defined in his employment agreement), Mr. Kirby has the right to receive severance payments. If such termination occurs, Mr. Kirby will receive twelve months of his base salary then in effect. Pursuant to this agreement, Mr. Kirby is prohibited from competing with us and soliciting our customers, prospective customers or employees during the term of his employment and for a period of one year after the termination or expiration of his employment.

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Matthew T. Shafer - Vice President, Chief Financial Officer and Treasurer

On August 23, 2016, and in connection with his hiring by the Company, Mr. Shafer entered into an employment agreement with the Company, to be effective on September 7, 2016 (the “Shafer Employment Agreement”). Under the Shafer Employment Agreement, Mr. Shafer was entitled to an initial annual base salary of $220,000 subject to adjustment upon annual review by the Company’s Board of Directors, was subsequently increased to $250,000 on October 18, 2017 and to $253,125 on May 1, 2018. Mr. Shafer is also eligible to earn discretionary incentive bonuses and incentive compensation. He is also entitled to participate in all Company employee benefit plans.

Upon the termination of his employment other than for cause, or if he terminates his employment for good reason (as such terms are defined in the Shafer Employment Agreement), Mr. Shafer has the right to receive a severance payment in the amount of six months of his base salary. Pursuant to this agreement, Mr. Shafer is also subject to covenants regarding confidentiality, non-competition and non-solicitation during and after the term of his employment.

Christopher A. Phebus - Vice President, Engineering

On November 28, 2017, and in connection with his hiring by the Company, Mr. Phebus entered into an employment agreement with the Company, to be effective on January 15, 2018 (the “Phebus Employment Agreement”). Under the Phebus Employment Agreement, Mr. Phebus was entitled to an initial annual base salary of $270,000 subject to adjustment upon annual review by the Board of Directors, which was subsequently increased to $271,969 on May 1, 2018. Mr. Phebus is also eligible to earn discretionary incentive bonuses and incentive compensation. He is also entitled to participate in all Company employee benefit plans.

Upon the termination of his employment other than for cause, or if he terminates his employment for good reason (as such terms are defined in the Phebus Employment Agreement), Mr. Phebus has the right to receive severance payments. If such termination occurs before the end of six months of service, he receives no severance. If such termination occurs after completing six months of service, Mr. Phebus will receive six months of his base salary. Pursuant to this agreement, Mr. Phebus is also subject to covenants regarding confidentiality, non-competition and non-solicitation during and after the term of his employment.

Stock Option and Other Compensation Plans

2006 Stock Incentive Plan

Our 2006 Stock Incentive Plan was adopted by our Board of Directors on December 7, 2006, was approved by our stockholders on January 12, 2007 and became effective on April 24, 2007. The 2006 Stock Incentive Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards and other stock-unit awards. On October 2, 2009, an amendment to the 2006 Stock Incentive Plan was approved, increasing the aggregate number of shares authorized for issuance by 850,000 shares to 1,653,215 shares. In 2010, our Board of Directors approved amending and restating the 2006 Stock Incentive Plan to make certain adjustments, including imposing minimum performance periods for performance awards and minimum vesting periods for time-based awards, a requirement that we obtain stockholder approval prior to certain option and stock appreciation right repricing actions, and limiting the situations in which vesting periods may be waived or accelerated. This amendment and restatement did not require the approval of our stockholders. On October 2, 2013, a further amendment to the 2006 Stock Incentive Plan was approved by our stockholders, increasing the aggregate number of shares authorized for issuance by an additional 800,000 shares to 2,453,215.

Our employees, officers, directors, consultants and advisors are eligible to receive awards under our 2006 Stock Incentive Plan; however, incentive stock options may only be granted to our employees. The maximum number of shares of Common Stock with respect to which awards may be granted to any participant under our 2006 Stock Incentive Plan is 200,000 per calendar year.

Our 2006 Stock Incentive Plan was administered by our Board of Directors. Pursuant to the terms of our 2006 Stock Incentive Plan, and to the extent permitted by law, our Board of Directors could delegate authority to one or more committees or subcommittees of the Board of Directors or to our officers. Our Board of Directors or any committee to whom the Board of Directors delegates authority selected the recipients of awards and determined:

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●	the number of shares of Common Stock covered by options and the dates upon which the options become exercisable;
●	the exercise price of options; provided, however, that the exercise price shall not be less than 100% of the fair market value of the underlying Common Stock on the date the option is granted;
●	the duration of the options; and
●	the number of shares of Common Stock subject to any restricted stock or other stock-unit awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

If our Board of Directors delegated authority to an officer, the officer had the power to make awards to all of our employees, except to executive officers. Our Board of Directors fixed the terms of the awards to be granted by such officer, including the exercise price of such awards, and the maximum number of shares subject to awards that such officer could make.

If a merger or other reorganization event occurred, our Board of Directors could provide that all of our outstanding options are to be assumed or substituted by the successor corporation. Our Board of Directors could also provide that, in the event the succeeding corporation did not agree to assume, or substitute for, outstanding options, then all unexercised options would become exercisable in full prior to the completion of the event and that these options would terminate immediately prior to the completion of the merger or other reorganization event if not previously exercised. Our Board of Directors could also provide for cashing out the value of any outstanding options.

No awards could be granted under our 2006 Stock Incentive Plan after December 6, 2016, but the vesting and effectiveness of awards granted before that date could extend beyond that date. Our Board of Directors could amend, suspend or terminate our 2006 Stock Incentive Plan at any time, except that stockholder approval would be required for any revision that would materially increase the number of shares reserved for issuance, expand the types of awards available under the plan, materially modify plan eligibility requirements, extend the term of the plan or materially modify the method of determining the exercise price of options granted under the plan, or otherwise as required to comply with applicable law or stock market requirements.

As of April 30, 2018, options to purchase 46,116 shares of our Common Stock at a weighted average exercise price of $38.96 were outstanding under our 2006 Stock Incentive Plan.

As of April 30, 2018, we had granted 114,019 shares of restricted Common Stock under our 2006 Stock Incentive Plan, of which zero remain outstanding as of April 30, 2018.

Once the 2015 Omnibus Incentive Plan (discussed below) was approved by the stockholders on October 22, 2015, no further stock options or other awards were awarded under the 2006 Stock Incentive Plan and it was terminated.

2015 Omnibus Incentive Plan

On August 17, 2015, the Board of Directors approved, subject to the receipt of stockholder approval, the 2015 Plan. On October 22, 2015, the stockholders approved the 2015 Plan and the 2006 Stock Incentive Plan was terminated. Effective August 17, 2016, our Board approved and adopted an amendment to the 2015 Plan, subject to stockholder approval, to increase the number of shares available for grant under the 2015 Plan from 240,703 to 640,703 in order to ensure that adequate shares will be available for future grants. On October 21, 2016, the stockholders approved the amendment to the 2015 Plan.

Description of 2015 Plan

The following is a summary of the material provisions of the 2015 Plan, as amended, and is qualified in its entirety by reference to the complete text of the 2015 Plan, a copy of which is filed as Annex A to our Proxy Statement on Schedule 14A filed with the SEC on September 3, 2015.

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Administration

The 2015 Plan is administered by a committee of the Board, which consists of not fewer than two directors of the Company designated by the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code as amended (as now in effect or later amended and any successor thereto, the “Code”) and, for so long as our Common Stock is listed on the NASDAQ, an “independent director” within the meaning of the NASDAQ rules. Among other things, the committee administering the 2015 Plan has full power and authority to take all actions and to make all determinations required or provided for under the 2015 Plan, any award under the 2015 Plan or any award agreement under the 2015 Plan, not inconsistent with the specific terms and conditions of the 2015 Plan, which the committee deems to be necessary or appropriate to the administration of the 2015 Plan. The committee administering the 2015 Plan, may amend, modify or supplement the terms of any outstanding award, provided that no amendment, modification or supplement of the terms of any outstanding award shall impair a grantee’s rights under an award without the consent of the grantee. The committee administering the 2015 Plan is also authorized to construe the award agreements, and may prescribe rules relating to the 2015 Plan. Notwithstanding the foregoing, our full Board will conduct the general administration of the 2015 Plan with respect to all awards granted to our non-employee directors. In addition, in its sole discretion, our Board may at any time and from time to time exercise any and all rights and duties of the committee under the 2015 Plan except with respect to matters which are required to be determined in the sole discretion of the committee under Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder.

Grant of Awards; Shares Available for Awards; Award Limits; Eligible Grantees

The 2015 Plan provides for the grant of stock options, SARs, restricted stock awards, stock unit awards and unrestricted stock awards, dividend equivalent rights, performance share awards or other performance-based awards, other equity-based awards or cash to eligible employees, officers and non-employee directors of the Company or any affiliate of the Company, or any consultant or adviser to the Company or an affiliate who is currently providing services to the Company or an affiliate, or to any other individual whose participation in the 2015 Plan is determined to be in the best interests of the Company by the committee administering the 2015 Plan. We have reserved a total of 200,000 shares of Common Stock for issuance as or under awards to be made under the 2015 Plan, plus (y) 40,703, which was the number of shares of Common Stock available for issuance under our 2006 Stock Incentive Plan as of the effective date of the 2015 Plan, plus (z) the number of shares of our Common Stock related to awards under the 2006 Stock Incentive Plan as of the effective date of the 2015 Plan which thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares. With the amendment to the Plan approved by the stockholders on October 21, 2016, the number of shares of Common Stock increased from 240,703 to 640,703. If any award expires, is cancelled, or terminates unexercised or is forfeited, the number of shares subject thereto is again available for grant under the 2015 Plan. The maximum number of shares of stock that can be granted under the 2015 Plan pursuant to incentive stock option awards is currently two hundred thousand (200,000). The maximum number of shares of stock subject to awards that can be granted under the 2015 Plan in any one calendar year to any person, other than a non-employee director, is seventy-five thousand (75,000). The maximum fair market value of shares of stock that may be granted under the 2015 Plan in any one calendar year to any non-employee director is two-hundred thousand dollars ($200,000). The limitation on the amount of shares of stock issuable under the 2015 Plan is subject to adjustment in the event of certain changes in our capital stock, such as recapitalizations, reclassifications, stock splits, reverse stock splits, spin-offs, combinations of our stock, exchanges of our stock and other increases or decreases in our stock without receipt of consideration.

As of April 30, 2018, options to purchase 342,413 shares of our Common Stock at a weighted average exercise price of $1.73 were outstanding under our 2015 Omnibus Incentive Plan.

As of April 30, 2018, we had granted 346,996 shares of Restricted Common Stock under our 2015 Omnibus Incentive Plan. 194,304 shares vested and 52,925 shares were cancelled, with 99,767 shares remaining outstanding.

The 2015 Plan will terminate automatically on October 22, 2025, which is ten years after the date on which stockholders approve the 2015 Plan. As of April 30, 2018, there are 89,531 shares available for grant under the 2015 Omnibus Incentive Plan.

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2018 Employment Inducement Incentive Award Plan

On January 18, 2018, the Board adopted the Ocean Power Technologies, Inc. Employment Inducement Incentive Award Plan (the “Inducement Plan”) and, subject to the adjustment provisions of the Inducement Plan, reserved 500,000 shares of the Common Stock for issuance pursuant to equity awards granted under the Inducement Plan.

The Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) and Rule 5635(c)(3) of the NASDAQ Listing Rules. The Inducement Plan provides for the grant of equity-based awards, including restricted stock units, restricted stock, performance shares and performance units, and its terms are substantially similar to the 2015 Plan, including with respect to treatment of equity awards in the event of a “change in control” as defined under the Inducement Plan, but with such other terms and conditions intended to comply with the NASDAQ inducement award exception.

In accordance with Rule 5635(c)(4) and Rule 5635(c)(3) of the NASDAQ Listing Rules, awards under the Inducement Plan may only be made to individuals not previously employees or non-employee directors of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company. An award is any right to receive the Common Stock pursuant to the Inducement Plan, consisting of a performance share award, restricted stock award, a restricted stock unit award or a stock payment award. No awards may be granted or awarded during any period of suspension or after termination of the Inducement Plan, and in no event may any award be granted under the Inducement Plan after the tenth (10th) anniversary of the date of its adoption. Any awards that are outstanding on the Expiration Date, or the date of termination of the Inducement Plan (if earlier), shall remain in force according to the terms of the Plan and the applicable award agreement. As of April 30, 2018, there were 97,297 shares outstanding and 402,703 shares available for grant under the Inducement Plan.

2018 Outstanding Equity Awards at Fiscal Year End Table

The following table contains certain information regarding equity awards held by the named executive officers as of April 30, 2018:

	Option Awards				Stock Awards
							Market
	Numbers of	Numbers of			Number of		Value of
	Shares	Shares			Shares or		Shares or
	Underlying	Underlying			Units of		Units of
	Unexercised	Unexercised	Option	Option	Stock That		Stock That
Name and	Options (#)	Options (#)	Exercise	Expiration	Have Not		Have Not
Principal Position	Exercisable	Unexercisable	Price ($)	Date	Vested (#)		Vested ($)

George H. Kirby III	-	-	-	-	50,000	(1)	55,000

Matthew T. Shafer	-	-	-	-	10,308	(2)	11,339
					14,584	(3)	16,042

Christopher A. Phebus	-	-	-	-	97,297	(4)	107,027

(1)	Represent shares of restricted stock granted on May 19, 2017 relating to an aggregate of 50,000 shares which vest after a two- year period based on service requirements.

(2)	Represent shares of restricted stock granted on October 21, 2016 relating to an aggregate of 15,462 shares which vest over a three- year period based on service requirements; 5,154 shares vested on Sept 17, 2017.

(3)	Represent shares of restricted stock granted on May 19, 2017 relating to an aggregate of 14,584 shares which vest after a two- year period based on service requirements.

(4)	Represent shares of restricted stock granted on January 18, 2018 relating to an aggregate of 97,297 shares which vest over a three- year period based on service requirements.

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Potential Payments upon Termination of Employment or Change in Control

The following information sets forth the terms of potential payments to each of our named executive officers in the event of a termination of employment. We do not include information for Mr. Mekhiche since he is no longer employed by the Company.

Termination by Company without Cause; Termination by Executive for Good Reason. Our employment agreement with Mr. Kirby provides for severance pay within 30 days in the event that employment is terminated by the Company, other than for cause, upon Mr. Kirby’s disability or by the executive with good reason, in the amount of twelve months of base salary. Mr. Kirby would also be entitled to receive any other payments owed such as a short-term bonus, long-term compensation, benefits and expenses reimbursements to the degree such payments are owed for service provided up to the date of termination. Finally, the expiration date of any other options held by Mr. Kirby would be extended to a date 90 days after the date of termination of employment (but not longer than the original term of such options).

Our employment agreement with Mr. Shafer provides, upon the termination of his employment other than for cause, or if Mr. Shafer terminates his employment for good reason, that Mr. Shafer has the right to receive severance payments. If such termination occurs before the end of six months of service, Mr. Shafer will receive no severance. If such termination occurs after completing six months of service, Mr. Shafer will receive six months of his base salary.

Our employment agreement with Mr. Phebus provides, upon the termination of his employment other than for cause, or if Mr. Phebus terminates his employment for good reason, that Mr. Phebus has the right to receive severance payments. If such termination occurs before the end of six months of service, Mr. Phebus will receive no severance. If such termination occurs after completing six months of service, Mr. Phebus will receive six months of his base salary.

Termination by Company for Cause; Termination by Executive without Good Reason. Under our employment contracts with Mr. Kirby upon termination for cause or at the executive’s election without good reason, the executive is entitled to the base salary and benefits due and owing to the executive as of the date of termination. The employment agreements with Mr. Shafer and Mr. Phebus do not contain provisions regarding severance in the event of a termination by the Company with or without cause or termination by the executive without good reason.

Change in Control. Our employment agreement with Mr. Kirby provides for severance pay equal to two (2) years of base salary if a change of control occurs and Mr. Kirby is terminated by the Company or Mr. Kirby terminates the agreement, each occurring within 90 days of the change of control. Mr. Kirby would also be entitled to receive any other payments owed such as a short-term bonus, long-term compensation, benefits and expenses reimbursements to the degree such payments are owed for service provided up to the date of termination. Finally, the expiration date of any other options held by Mr. Kirby would be extended to a date 90 days after the date of termination (but not longer than the original term of such options). In addition, to the extent that Mr. Kirby has not previously vested in rights and interests held by Mr. Kirby under the Company’s stock and other equity plans (including stock options, restricted stock, RSU’s, performance units or performance shares), such rights and interest would become fully vested.

The employment agreements for Mr. Shafer and Mr. Phebus do not contain change of control provisions; therefore, payments for cash severance and continued healthcare benefits are the same as for termination without cause. The restricted stock agreement provides for accelerated stock vesting upon a change in control.

Termination upon Failure to Renew by the Company. In the event that our employment agreement with Mr. Kirby terminates the end of the term and is not renewed as a result of a decision by the Company not to renew, prior to a decision by Mr. Kirby not to renew, the Company will pay Mr. Kirby a severance payment in the amount of one (1) year base salary in a lump sum within 30 days after the termination date.

The employment agreements for Mr. Shafer and Mr. Phebus do not contain similar provisions.

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Qualifying retirement. Under our restricted stock agreements with the named executive officers, upon a Qualifying Retirement 50% of unvested restricted shares will vest immediately. A “Qualifying Retirement” means retirement by the recipient after satisfaction of the conditions in either clause (A) or clause (B): (A) the recipient has both (1) attained the age of 55 and (2) completed at least ten years of employment with the Company; or (B) the sum of the recipient’s age plus the number of years he or she has been employed by the Company equals or exceeds 75 years.

PROPOSAL FIVE

ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION PRACTICES

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. Consistent with our stockholders’ preference expressed in voting at the 2011 annual meeting of stockholders, the Board of Directors determined that an advisory vote on the compensation of our named executive officers will be conducted every year. In this proposal we are asking stockholders to approve the following advisory resolution at the Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in the Company’s proxy statement for its 2018 Annual Meeting of Stockholders, is hereby APPROVED.

The Board of Directors recommends a vote FOR this resolution because it believes that the policies and practices described in the Executive Compensation section are effective in achieving our goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives’ long-term interests with those of our stockholders and motivating our executives to remain with us for long and productive careers. Named executive officer compensation over the past two years reflects amounts of cash and equity compensation consistent with our stated goals and objectives.

We urge stockholders to read the Executive Compensation section beginning on page 18 of this proxy statement, including the 2018 Summary Compensation Table and related tables and narrative, appearing on pages 19 through 26 which provide information on our compensation policies and practices and the compensation of our named executive officers.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is nonbinding on the Board of Directors. Although nonbinding, the Board will review and consider the voting results when evaluating our executive compensation program.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

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OTHER MATTERS

Other Business

As of the date of this proxy statement, the Board of Directors knows of no business to be presented at the Meeting other than as set forth herein. If other matters properly come before the Meeting, the persons named as proxies will vote on such matters in their discretion.

Stockholder Proposals for 2019 Annual Meeting

In accordance with our by-laws, a stockholder who wishes to present a proposal for consideration at the 2019 annual meeting must deliver a notice of the matter the stockholder wishes to present to our principal executive offices in Monroe Township, NJ, at the address identified in the preceding paragraph, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s Meeting. Accordingly, any notice given by or on behalf of a stockholder pursuant to these provisions of our by-laws (and not pursuant to Rule 14a-8 under the Exchange Act) must be received no earlier than August 9, 2019and no later than September 9, 2019 (except that in the event that the date of the 2019 annual meeting of stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2018 annual meeting of stockholders, a stockholder’s notice must be so received no earlier than the 120th day prior to the 2019 annual meeting and not later than the close of business on the later of (A) the 90th day prior to the 2019 annual meeting and (B) the tenth day following the day on which notice of the date of the 2019 annual meeting was mailed or public disclosure of the date of the 2018 annual meeting was made, whichever first occurs). The notice should include (i) a brief description of the business desired to be brought before the 2019 annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder, (iii) the class or series and number of shares of capital stock of the Company beneficially owned or owned of record by the stockholder, (iv) a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal and any material interest of the stockholder in such business, (v) a representation that the stockholder intends to appear in person or by proxy at the 2019 annual meeting to bring such business before the meeting and (vi) a representation as to whether such stockholder intends, or is part of a group that intends, to deliver a proxy statement and/or solicit proxies. Any proposal should be addressed to the Corporate Secretary, Ocean Power Technologies, Inc., 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831. The proposal must comply with SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Annual Report

Our Annual Report is concurrently being mailed to stockholders. The Annual Report contains our consolidated financial statements and the report thereon of KPMG LLP, our independent registered public accounting firm. Our Annual Report does not constitute, and should not be considered, a part of this proxy solicitation material. Stockholders may obtain an additional copy of our Annual Report for the year ended April 30, 2018, without charge, by writing to Ocean Power Technologies, Inc., 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831.

Householding of Annual Meeting Materials

We have adopted the cost saving practice of “householding” proxy statements and annual reports. Some banks, brokers and other nominee record holders are also “householding” the proxy statements and annual reports for their customers. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Ocean Power Technologies, Inc., 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831, Attention: Secretary or (609) 730-0400. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John W. Lawrence
John W. Lawrence
General Counsel and Secretary

Dated: October 12, 2018

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

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ANNEX A

SECOND AMENDMENT TO THE

OCEAN POWER TECHNOLOGIES, INC.

2015 OMNIBUS INCENTIVE PLAN

WHEREAS, Ocean Power Technologies, Inc. (the “Company”) previously adopted the Ocean Power Technologies, Inc. 2015 Omnibus Incentive Plan effective October 22, 2015 (the “2015 Plan”) and previously amended the 2015 Plan effective October 21, 2016; and

WHEREAS, the Board of Directors of the Company has authorized an amendment of the 2015 Plan to increase the number of shares authorized for Awards thereunder from 640,703 shares to 2,640,703 shares.

NOW, THEREFORE, effective as of September 28, 2018, subject to approval by the Company’s stockholders within twelve (12) months of the effective date of this Amendment, Section 4.1 of the Plan is amended to replace the number Six Hundred Thousand (600,000) with the number Two Million (2,000,000).

IN WITNESS WHEREOF, the Company has caused this Amendment to the Plan to be duly executed in its name and on its behalf by its duly authorized officer.

OCEAN POWER TECHNOLOGIES, INC.

By:	/s/ George H. Kirby
Name:	George H. Kirby
Title:	President & Chief Executive Officer

ANNEX B

FORM OF CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION OF

OCEAN POWER TECHNOLOGIES, INC.

Ocean Power Technologies, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”) does hereby certify:

1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 27, 2007, and amended effective October 27, 2015 and October 21, 2016.

2. Upon the Effective Time, the first sentence of Article Fourth of the Corporation’s Certificate of Incorporation is hereby stricken and replaced with the following:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 105,000,000, consisting of (i) 100,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”) and (ii) 5,000,000 shares of Preferred Stock, $.001 par value per share (“Preferred Stock”).”

3. This Certificate of Amendment of Certificate of Incorporation shall become effective as of [  ], 2018 at [  ] [a.m./p.m.].

4. This Certificate of Amendment of Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL. The Board of Directors of the Corporation duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment of Certificate of Incorporation and directed that such amendment be considered by the stockholders of the Corporation. An annual meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on December 7, 2018, at which meeting the required number of shares were voted in favor of such amendment. The stockholders of the Corporation duly adopted the Certificate of Amendment of Certificate of Incorporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by its duly authorized officer on [  ], 2018.

OCEAN POWER TECHNOLOGIES, INC.

By:
Name:
Title:

OPT

OCEAN POWER TECHNOLOGIES, INC.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR each of the director nominees listed and FOR Proposals 2 – 5.

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Terence J. Cryan*	☐	☐	02 - Dean J. Glover*	☐	☐	03 - George H. Kirby*	☐	☐
04 - Steven M. Fludder*	☐	☐	05 - Robert K. Winters*	☐	☐	06 - Kristine S. Moore*	☐	☐

* Each to serve for a one-year term expiring at the 2019 Annual Meeting of Stockholders.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Sign exactly as your name(s) appears on your stock certificate(s). If the shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X 3 9 0 7 5 8 2

02X79B

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▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — OCEAN POWER TECHNOLOGIES, INC.

PROXY FOR COMMON STOCK
Annual Meeting of Stockholders, December 7, 2018

THIS PROXY IS SOLICITED ON BEHALF OF OCEAN POWER TECHNOLOGIES, INC. BY ITS BOARD OF DIRECTORS

The undersigned hereby revokes all previous proxies, acknowledges receipt of the notice of the annual meeting of stockholders to be held on December 7, 2018, the proxy statement and all other proxy materials and appoints Terence J. Cryan and George H. Kirby, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Ocean Power Technologies, Inc. which the undersigned is entitled to vote, either on his, her or its own behalf or on behalf of any entity or entities, at the annual meeting of the stockholders of the company to be held on December 7, 2018 at 9:00 a.m. local time at Princeton Marriott at Forrestal, 100 College Rd E, Princeton, NJ 08540 USA, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

The board of directors recommends a vote "FOR" each of the director nominees listed on the reverse side and a vote "FOR" proposals 2-5. This proxy, when properly executed, will be voted as specified on the reverse side. If no specification is made, this proxy will be voted as follows:

FOR the election of the director nominees listed on the reverse side, FOR the approval of the amendment to the 2015 Omnibus Incentive Plan, FOR the approval of the amendment to our Certificate of Incorporation, FOR the ratification of KPMG LLP as independent advisors of the Company for fiscal 2019, FOR the approval of the advisory resolution to approve our executive compensation.

SEE REVERSE SIDE **CONTINUED AND TO BE VOTED ON REVERSE SIDE** **SEE REVERSE SIDE**